Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Champion Enterprises, Inc. Savings Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Richard P. Hevelhorst, Chief Financial Officer of the Plan, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Richard P. Hevelhorst

Richard P. Hevelhorst
Chief Financial Officer
Champion Enterprises, Inc. Savings Plan
June 30, 2003

     A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.